Exhibit 99.1

[Shatswell, MacLeod & Company, P.C. Logo]

The Board of Directors and Shareholders

First Brandon Financial Corporation

Brandon, Vermont

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the accompanying condensed consolidated balance sheet of First Brandon Financial Corporation and Subsidiary as of March 31, 2007 and the related condensed consolidated statements of income and cash flows for the three-month periods ended March 31, 2007 and 2006. These consolidated financial statements are the responsibility of the Corporation’s management.

We have conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Accounting Oversight Board, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the consolidated balance sheet as of December 31, 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated January 29, 2008, we express an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated balance sheet as of December 31, 2006, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Shatswell, MacLeod & Company, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

August 8, 2007

83 PINE STREET • WEST PEABODY, MASSACHUSETTS 01960-3635 • TELEPHONE (978)535-0206 • FACSIMILE (978) 535-9908

smc@shatswell.com                                         www.shatswell.com

FIRST BRANDON FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2007 AND DECEMBER 31, 2006

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and due from banks	$2,166,965	$2,057,769
Interest-bearing demand deposits	15,642	8,404
Federal Home Loan Bank overnight deposit	8,853,000	12,534,000

Cash and cash equivalents	11,035,607	14,600,173
Securities available-for-sale	18,164,660	19,583,336
Federal Home Loan Bank stock	383,900	396,700
Federal Reserve Bank stock	12,000	12,000
Loans receivable, net	65,585,436	64,433,586
Accrued interest receivable	480,720	479,425
Premises and equipment, net	2,186,048	1,782,267
Investments in real estate	—	—
Goodwill	—	—
Investment in partially owned Charter Holding Corp., at equity	—	—
Other assets	2,839,245	2,893,802

Total assets	$100,687,616	$104,181,289

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Checking accounts (noninterest-bearing)	$13,127,925	$12,308,726
Interest-bearing accounts	73,254,434	75,559,927

Total deposits	86,382,359	87,868,653
Securities sold under agreements to repurchase	1,913,624	3,856,722
Other borrowed funds	310,197	523,606
Accrued expenses and other liabilities	938,574	1,021,847

Total liabilities	89,544,754	93,270,828

SHAREHOLDERS’ EQUITY
Common stock	200,000	200,000
Paid-in capital	200,000	200,000
Retained earnings	10,830,272	10,676,122
Accumulated other comprehensive loss	(79,710)	(157,961)
Treasury stock, at cost, 140 shares as of December 31, 2006	(7,700)	(7,700)

Total shareholders’ equity	11,142,862	10,910,461

Total liabilities and shareholders’ equity	$100,687,616	$104,181,289

FIRST BRANDON FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	March 31, 2007	March 31, 2006
Interest and dividend income
Interest and fees on loans	$1,246,223	$1,097,212
Interest on debt investments:
Taxable	166,276	200,029
Tax-exempt	16,711	16,701
Dividends	11,573	3,475
Other	136,916	15,975

Total interest and dividend income	1,577,699	1,333,392

Interest expense
Interest on deposits	490,391	274,609
Interest on securities sold under agreements to repurchase	12,820	13,318
Interest on advances and other borrowed money	3,290	21,498

Total interest expense	506,501	309,425

Net interest and dividend income	1,071,198	1,023,967

Provision for loan losses	—	7,500

Net interest and dividend income after provision for loan losses	1,071,198	1,016,467

Noninterest income
Customer service fees	116,743	126,191
Increase in cash surrender value of life insurance policies	22,215	20,857
Other Income	45,760	48,453
Gain on sale of other real estate owned	264	235

Total noninterest income	184,982	195,736

Noninterest expenses
Salaries and employee benefits	468,638	460,760
Occupancy expenses	66,717	62,796
Marketing	26,652	24,999
Equipment expense	41,172	45,853
Data processing expense	47,597	43,893
Professional services	81,283	44,615
Director fees	18,174	17,558
Supplies and printing	21,275	23,601
Postage expense	18,752	18,990
Franchise tax	23,174	23,566
Other expenses	94,559	91,327

Total noninterest expenses	907,993	857,958

Income before provision for income taxes	348,187	354,245
Provision for income taxes	109,061	90,641

Net income	$239,126	$263,604

FIRST BRANDON FINANCIAL CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	March 31, 2007	March 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$239,126	$263,604
Depreciation and amortization	60,442	54,554
(Accretion) Amortization of securities, net	(541)	2,514
Provision for loan losses	—	7,500
Gain on sale of property acquired in settlement of loan	264	235
Change in deferred fees and cost, net	(12,349)	(12,831)
Decrease (increase) in accrued interest receivable and other assets	14,246	(1,049)
(Decrease) increase in accrued expenses and other liabilities	(168,513)	(149,496)

Net cash provided by operating activities	132,675	165,031

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(464,223)	(36,899)
Proceeds from maturities of debt securities available-for-sale	1,537,779	667,480
Redemptions (purchases) of Federal Home Loan Bank stock	12,800	—
Loan originations and principal collections, net	(1,140,796)	2,146,218
Adjustment to NLT Goodwill	—	—

Net cash provided by investing activities	(54,440)	2,776,799

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits	(1,486,294)	(2,247,683)
Net increase (decrease) in securities sold under agreements to repurchase	(1,943,098)	(3,526,975)
Net (decrease) increase in advances from Federal Home Loan Bank	(213,409)	743,490
Dividends paid	—	—
Payments to acquire treasury stock	—	(7,700)

Net cash used in financing activities	(3,642,801)	(5,038,868)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,564,566)	(2,097,038)
CASH AND CASH EQUIVALENTS, beginning of period	14,600,173	6,025,984

CASH AND CASH EQUIVALENTS, end of period	$11,035,607	$3,928,946

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